Exhibit 3.711
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PANAMA ROAD LANDFILL, TX, L.P.
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act. 6 Delaware Code. Chapter 17. do hereby certify as follows:
     I. The name of the limited partnership is “Panama Road Landfill, TX, L.P ”
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of each general partner is as follows:
Allied Waste Landfill Moldings, Inc
15880 N. Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Panama Road Landfill, TX, L.P., as of June 7, 2001.

Allied Waste Landfill Holdings. Inc., a Delaware corporation, Its General Partner
By:	/s/ Jo Lynn White
	Name:	Jo Lynn White
Title: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 06/07/2001 010274745 — 3401130